DEWEY BALLANTINE LLP

                          1301 AVENUE OF THE AMERICAS
                              NEW YORK 10019-6092
                 TELEPHONE 212 259-8000 FACSIMILE 212 259-6333


                                                                October 28, 1999

Copelco Capital Receivables LLC
700 East Gate Drive
Mount Laurel Drive, New Jersey  08054-5400

                Re: Copelco Capital Receivables
                    LLC Registration Statement on
                    Form S-3 (File No. 333-79903)
                    -----------------------------


Ladies and Gentlemen:

     We have acted as special counsel to Copelco Capital Receivables LLC (the "Issuer") in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of lease-backed notes (the "Notes") which Copelco Capital Receivables LLC ("Issuer") plans to offer in series.

     It is our opinion that:

     o the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, so long as no election to the contrary is made on IRS Form 8832 or otherwise;

     o in respect of a series of Notes that has been issued, the Notes will be characterized as indebtedness for federal income tax purposes; and

     o subject to the assumptions and limitations described therein, the discussion under the heading "Material Federal Income Tax
          Consequences" in the prospectus contained in the Registration Statement sets forth all the material federal income tax consequences to the original purchasers of the Notes of any series and is accurate in all material respects.

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine LLP in the Registration Statement and in future related prospectus supplements under the heading "Material Federal Income Tax Consequences." In giving this opinion, we do not concede that we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act.

                                                            Very truly yours,

                                                            DEWEY BALLANTINE LLP